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                                                                     Exhibit (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated June 21, 2000, relating to the financial statements and financial highlights of Prudential Europe Growth Fund, Inc. which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
June 29, 2000